SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A

                         -------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 17, 2001

                                   VALESC INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                            0-31459                 23-3048857
     --------                           -------                  ----------
    (State or Other             (Commission File Number)    (IRS Identification
Jurisdiction of Incorporation)                                     Number)


                 2300 COIT ROAD, SUITE 300B, PLANO, TEXAS 75075
                   -------------------------------------------
               (Address of Principal Executive Offices) (zip code)

        Registrant's telephone number, including area code: (972)495-3900

         The registrant hereby files this report on Form 8-K/A to amend its report on Form 8-K dated December 21, 2001 to amend Item 7 to include (a) Financial Statements of Business Acquired and (b) Pro Forma Financial Information in connection with the acquisition reported in the Form 8-K. No other items in the registrant's report on Form 8-K dated December 21, 2001 are amended.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired.

OJI SURGICAL, INC.
------------------
Report of Independent Certified Public Accountants ....................     3
Financial Statements of OJI Surgical, Inc.
     Balance Sheets ...................................................     4
     Statements of Operations and Retained Earnings
        (Accumulated Deficit) .........................................     5
     Statements of Cash Flows .........................................     6
Notes to Financial Statements .........................................     7

 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
OJI SURGICAL, INC.


We have audited the accompanying balance sheets of OJI Surgical, Inc. (an Oregon Corporation and a wholly-owned subsidiary of SMT Enterprises Corporation) as of December 31, 2000 and 1999, and the related statements of operations and retained earnings (accumulated deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OJI Surgical, Inc. as of December 31, 2000, and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note B, the Company has incurred operating losses and has negative working capital. Further, the Company currently does not have an available credit facility. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of liabilities that may result from the outcome of this uncertainty.




                                        /s/  Grant Thornton LLP

New York, New York
December 14, 2001



                               OJI SURGICAL, INC.
           (a wholly-owned subsidiary of SMT Enterprises Corporation)

                                 BALANCE SHEETS

        At December 31, 2000 and 1999 and September 30, 2001 (unaudited)


Assets

                                                              September 30, December 31, December 31,
                                                                  2001         2000       1999
                                                               (unaudited)

Current Assets
     Cash                                                       $ 15,050    $  1,680    $  4,480
     Accounts Receivable, net                                     13,904      20,682      37,781
     Prepaid Expenses and other                                     --         1,141         871
                                                                --------    --------    --------
Total current assets                                              28,954      23,503      43,132
     Property, Plant and Equipment
     Office Equipment                                             12,691       9,306       8,908
     Vehicle                                                      30,126      30,126      30,126
     Accumulated Depreciation                                    (31,176)    (25,558)    (18,546)
                                                                --------    --------    --------
Total Property, Plant and Equipment, net                          11,641      13,874      20,488
                                                                --------    --------    --------
Total Assets                                                    $ 40,595    $ 37,377    $ 63,620
                                                                ========    ========    ========

        Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
     Line of Credit Payable                                     $   --      $  8,623    $ 12,418
     Note Payable                                                   --          --         6,685
     Accounts Payable                                             11,234      31,680      36,580
     Corporate Taxes Payable (Refundable)                          6,732       1,352        (818)
     Accrued Salary and Related Costs                             10,956       3,867       8,115
                                                                --------    --------    --------
Total Current Liabilities                                         28,922      45,522      62,980

Commitments and Contingencies

Stockholder's Equity (Deficit)
     Common Stock, 1,000 shares authorized, no par value; 100      1,000       1,000       1,000
     shares issued and outstanding
     Retained earnings (accumulated deficit)                      10,673      (9,145)       (360)
                                                                --------    --------    --------
Total Stockholder's Equity (Deficit)                              11,673      (8,145)        640
                                                                --------    --------    --------
Total Liabilities and Stockholders' Equity (Deficit)            $ 40,595    $ 37,377    $ 63,620
                                                                ========    ========    ========



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.



                               OJI SURGICAL, INC.
           (a wholly-owned subsidiary of SMT Enterprises Corporation)

                          STATEMENTS OF OPERATIONS AND
                     RETAINED EARNINGS (ACCUMULATED DEFICIT)

               For the Years Ended December 31, 2000 and 1999 and
              the Nine Months Ended September 30, 2001 (unaudited)

                                                        Nine Months Ended    Year Ended    Year Ended
                                                        September 30, 2001  December 31,  December 31,
                                                          (unaudited)         2000           1999
Revenues

Revenues from product sales and service income             $  20,765      $ 217,772      $ 384,078
Commission Income                                            181,900        262,918        273,638
                                                           ---------      ---------      ---------
Total Revenue                                                202,665        480,690        657,716

Cost of revenues                                              11,939         99,315        194,960
                                                           ---------      ---------      ---------
Gross Profit                                               $ 190,726      $ 381,375      $ 462,756

Expenses

General and Administrative Expenses                        $ 138,674      $ 251,629      $ 346,528
Selling Expenses                                              26,704        135,261        157,927
Interest Expense, net                                            150          1,918            848
                                                           ---------      ---------      ---------
Total Expenses                                               165,528        388,808        505,303
                                                           ---------      ---------      ---------

Net Income (LOSS) before Income Taxes                         25,198         (7,433)       (42,547)

Income Tax Expense (benefit)                                   5,380          1,352           (818)
                                                           ---------      ---------      ---------
NET INCOME (LOSS)                                             19,818         (8,785)       (41,729)

Retained Earnings (accumulated deficit), beginning of         (9,145)          (360)        41,369
period
                                                           ---------      ---------      ---------

Retained earnings (accumulated deficit), end of period     $  10,673      $  (9,145)     $    (360)
                                                           =========      =========      =========



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.




                               OJI SURGICAL, INC.
           (a wholly-owned subsidiary of SMT Enterprises Corporation)

                            STATEMENTS OF CASH FLOWS

               For the Years Ended December 31, 2000 and 1999 and
              the Nine Months Ended September 30, 2001 (unaudited)

                                                                   Period Ended     Year Ended   Year Ended December
                                                                 September 30,     December 31,      31, 1999
                                                                2001 (unaudited)       2000
Cash flows from operating activities
     Net earnings (loss)                                             $ 19,818      $ (8,785)     $(41,729)
Adjustments to reconcile net earnings (loss) to net cash
 Provided by (used in) operating activities
     Depreciation                                                       5,618         7,012         6,667
 Changes in assets and liabilities
     Accounts receivable                                                6,778        17,099        49,916
     Prepaid expenses and other                                         1,141          (270)        3,183
     Accounts payable, income taxes payable and accrued expenses       (7,976)       (6,976)      (20,743)
                                                                     --------      --------      --------
Net cash provided by (used in) operating activities                    25,379         8,080        (2,706)

Cash flows from investing activities
    Purchase of Office Equipment                                       (3,386)         (400)         (180)
                                                                     --------      --------      --------

Net cash used in investing activities                                  (3,386)         (400)         (180)

Cash flows from financing activities
     Borrowing (repayment) under line of credit                        (8,623)       (3,795)        1,310
     Repayment of Notes Payable                                          --          (6,685)       (8,396)
                                                                     --------      --------      --------
Net cash used in financing activities                                  (8,623)      (10,480)       (7,086)
                                                                     --------      --------      --------

         NET INCREASE (DECREASE) IN CASH                               13,370        (2,800)       (9,972)

Cash - beginning of period                                              1,680         4,480        14,452
                                                                     --------      --------      --------

Cash  - end of period                                                $ 15,050      $  1,680      $  4,480
                                                                     ========      ========      ========

Supplemental disclosures of cash flow information:
    Cash paid (refund) during the period for
       Interest                                                      $   168       $  2,271      $  1,778
       Income taxes                                                      --            (818)          767



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                               OJI SURGICAL, INC.
           (a wholly-owned subsidiary of SMT Enterprises Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2000 and 1999

NOTE A - NATURE OF OPERATIONS

     Founded as an Oregon corporation in 1988, OJI Surgical, Inc. ("OJI" or the "Company") is a manufacturer's representative for medical devices and health care products, primarily in the orthopedic field. The company serves customers in the Pacific Northwest of the US from its Portland, Oregon base.

     In 1999, the Company was purchased from Harry Kraus, its current President, founder and then sole shareholder by SMT Enterprises Corporation ("SMT"), a Delaware company. SMT was an inactive company prior to this transaction. SMT received 100% of the outstanding stock of the Company in exchange for 32% of its outstanding stock. Edward Kraus, the brother of Harry Kraus is the President of SMT and Robert Kraus, Harry Kraus's brother and Jeremy Kraus, Harry Kraus's nephew are also members of the board of SMT.

     Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by OJI for the net monetary assets of SMT, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition comparative historical financial statements of the "legal acquirer" (SMT) are those of the "accounting acquirer" (OJI).

     Cost associated with merger were expensed as incurred.

NOTE B - LIQUIDITY AND GOING CONCERN

     The accompanying financial statements of the Company have been prepared assuming the Company will continue as a going concern. No adjustment has been made for this uncertainty. For the period ended December 31, 2000 and 1999, the Company had net losses of $8,785 and $41,729, respectively. Further, the Company does not currently have a credit facility in place or a significant asset base. Although the company does not have significant financial commitments, any sustained period of losses or changes in the business climate may require the company to seek additional financing. SMT does not have significant financing available to support OJI. The Company may be unable to obtain such financing, or be unable to negotiate favorable terms should the need arise, and therefore impact the Company's ability to continue as a going concern.

     The Company was acquired by Valesc Inc. on December 17, 2001. The financial statements of Valesc Inc. contain an explanatory paragraph with respect to Valesc's ability to continue as a "going concern" in its financial statements as of December 31, 2000. (See Note H-1)

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.  REVENUE RECOGNITION

         The Company's distribution revenues are derived both from the sale of new products and the refurbishing of used products. Revenue is recognized as products are delivered to customers.

         Commissions as a manufacturers' representative on new product sales are recorded in the period during which the underlying product sale occurs.

     2.  CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid debt instruments purchased having maturities of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 1999 or 2000 or September 30, 2001.

                               OJI SURGICAL, INC.
           (a wholly-owned subsidiary of SMT Enterprises Corporation)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2000 and 1999

NOTE C (CONTINUED)

     3.  PROPERTY, EQUIPMENT AND DEPRECIATION

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method for financial reporting purposes, and accelerated methods for tax purposes, over the following estimated useful lives:

                                                           YEARS

                           Office Equipment                 5-7
                           Vehicle                           5

         Whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable, management assesses the recoverability of the asset. It is possible that the actual cash flows that result will be insufficient to recover the carrying amount of certain of these intangibles. The Company considers continued operating losses and significant and long-term changes in the industry to be factors in the impairment of the carrying value of long-lived assets.

     4.  INCOME TAXES

         The company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires, among other things, an assets and liabilities approach for financial accounting and reporting of deferred income taxes. In addition, the deferred tax liabilities and assets are required to be adjusted for the effect of any future changes in the tax law or rates. Deferred income taxes arise principally from the use of the cash-basis for income tax purposes. A valuation allowance is provided if it is more likely than not that some portion or all of deferred tax assets will not be realized.

     5.  CONCENTRATIONS OF CREDIT RISK

         Product sales from a relatively few suppliers account for a substantial portion of the Company's revenues. During the period ended September 30, 2001, product sales from two suppliers accounted for 55% of net sales (31% and 24%). For the year ended December 31, 2000, product sales from two suppliers accounted for 23% of revenues (12% and 11%). For the year ended December 31, 1999, product sales from two suppliers accounted for 34% of net sales (22% and 12%). There were no individual customers that accounted for more than ten percent of total revenues during 1999, 2000 or the first nine-months of 2001.

                               OJI SURGICAL, INC.
           (a wholly-owned subsidiary of SMT Enterprises Corporation)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2000 and 1999

NOTE C (CONTINUED)

     6.  USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     7. INTERIM FINANCIAL INFORMATION

         The accompanying balance sheet as of September 30, 2001 and the statements of operations for the nine-months ended September 30, 2001 and cash flows for the nine-months ended September 30, 2001 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position as of September 30, 2001, results of operations and cash flows for the nine-months ended September 30, 2001. The financial data and other information disclosed in these notes to the financial statements related to these periods are unaudited. The results for the nine-months ended September 30, 2001 are not necessarily indicative of the results to be expected for the year ending December 31, 2001.

     8. ADVERTISING COSTS

         The Company expenses advertising costs as incurred, and amounted to approximately $230, $170 and $380 for the periods ended December 31, 2000 and 1999 and September 30, 2001 respectively.

     9. RECENT ACCOUNTING PRONOUNCEMENTS

         In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments." SFAS 133, as amended, is effective in fiscal years beginning after June 15, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair market value. Under certain circumstances, a portion of the derivative's gain or loss is initially reported as a component of income when the transaction affects earnings. For a derivative not designated as a hedging instrument, the gain or loss is recognized in the period of change. The Company believes that the adoption of SFAS 133 will have no impact on our financial position or results of operations.

                               OJI SURGICAL, INC.
           (a wholly-owned subsidiary of SMT Enterprises Corporation)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2000 and 1999

NOTE C (CONTINUED)

         In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition," to provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. The Company's policies on revenue recognition are consistent with this bulletin.

         In March 2000, the Financial Accounting Standards Board issued Financial Interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensations - and Interpretations of APB No. 25." FIN 44 clarifies the application of APB 25 for certain issues including: (a) the definition of an employee for purposes of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the definition of the date of granting employee stock options, and (d) the accounting consequences of various modifications to the terms of a previously fixed stock option or award. FIN 44 became effective July 1, 2000, except for the provisions that relate to modifications that directly or indirectly reduce the exercise price of an award and the definition of an employee, which became effective after December 15, 1998. The Company has not issued any potentially dilutive securities through September 30, 2001.

         On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, "Business Combinations," and SFAS 142 "Goodwill and Intangible Assets." SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the Company are as follows:

         o all business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.

         o intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.

         o goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective September 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

         o effective September 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

         o all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

         In August 2001, the FASB issued Statement of Financial Accounting Standards No.144, "Accounting for the Impairment of Disposal of Long-Lived Assets" ("SFAS 144"). This statement is effective for fiscal years beginning after December 15, 2001. This supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," while retaining many of the requirements of such statement.

         Although it is still reviewing the provisions of these Statements, management's preliminary assessment is that these Statements will not have a material impact on the Company's financial position or results of operations.


NOTE D - BANK LINE OF CREDIT

         On June 10, 1997, the Company entered into a bank line of credit for maximum borrowings of $100,000. The line of credit was repaid in full and the agreement terminated in March 2001. Interest was payable at prime + 2.5% (12% at December 31, 2000 and 11% at December 31, 1999). All assets of the Company were pledged as collateral for the line of credit. At December 31, 2000 and 1999, the Company had borrowed $0 and $12,418 under its bank line of credit respectively. Harry Kraus served as the guarantor of the line of credit.

                               OJI SURGICAL, INC.
           (a wholly-owned subsidiary of SMT Enterprises Corporation)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2000 and 1999

NOTE E - COMMITMENTS AND CONTINGENCIES

     1.  LEASE OBLIGATIONS

     The Company leased office space under various a lease which expired March 2001. Rent expense aggregated approximately $9,600 and $9,500 for the periods ended December 31, 2000 and 1999, respectively.

     The Company does not currently lease office or other space, as the business is operated from the President's home. No rent or additional compensation is paid as part of this arrangement.

2.       LITIGATION

     Periodically, the Company has been subject to legal proceedings and claims which arise in the ordinary course of its business. The Company is not aware of any matters currently outstanding.

3.       PENSION PLAN

     The Company currently has no pension or profit sharing plans in place. Previously, the Company had maintained a SIMPLE-IRA plan for the benefit of its full-time employees. Company contributions to the plan were approximately $3,700 and $7,500 during the years ended December 31, 2000 and 1999 respectively. The plan was discontinued and no contributions were made during 2001. The assets of the Plan were held in accounts for each participant's benefit, and were distributed to each participant when the Plan was discontinued.

                               OJI SURGICAL, INC.
           (a wholly-owned subsidiary of SMT Enterprises Corporation)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2000 and 1999

NOTE F - NOTE PAYABLE

The Company financed its vehicle purchase with a note payable, secured by the vehicle. The Company made monthly payments of $764, including interest of 6.9% The final payment was made in October of 2000.

NOTE G - INCOME TAXES

The Company is a cash basis tax payor. The tax expense (benefit) of the Company consists of the following current taxes.

                                2001      2000    1999
                                ----      ----    ----
           Federal             $3,693    $1,227  ($828)
            State               1,687       125     10
                              --------- -------- -------
            Total              $5,380    $1,352  ($818)
                              ========= ======== =======

The Company's effective tax rate for the periods ended September 30, 2001 and December 31, 2000 approximates the statutory rate. The Company's effective tax rate for the year ended December 31, 1999 reflects the reserve of deferred tax assets. Deferred income taxes, resulting from the conversion from the accrual basis to the cash basis, have been fully reserved due to the uncertainty of realization.

NOTE H - SUBSEQUENT EVENTS

1.       SALE OF THE COMPANY

On December 17, 2001 SMT sold the Company to Valesc Inc., a Delaware corporation. Valesc Inc. received 100% of the outstanding stock of the Company in exchange for 266,000 shares of its common stock. The Chief Executive of Valesc Inc. is Jeremy Kraus, a board member of SMT as well as the son of SMT's President and the nephew of the Company's President. In addition, Samuel Cohen is a member of the board of both SMT and Valesc, and serves as the President of Valesc. Several members of the Kraus family are investors in Valesc.

Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by OJI for the net monetary assets of Valesc, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition comparative historical financial statements of the "legal acquirer" (Valesc) are those of the "accounting acquirer" (OJI).

Valesc is a development stage company whose purpose is to acquire medical device sales organizations throughout the country. Valesc had no operations until the completion of this transaction, has limited financing and is in the process of filing a Registration Statement of its common stock with the Securities and Exchange Commission.

2.       EMPLOYMENT CONTRACT

Effective January 1, 2002 and in connection with our acquisition of OJI Surgical, Inc., OJI entered into an employment agreement with its President, Harry Kraus. The agreement provides as follows: (A) an initial term of one year, with automatic one-year renewal terms thereafter; (B) a monthly salary of $10,800; (C) all accrued and unpaid salary shall be immediately due and payable upon the occurrence of any "change of control", defined as the sale of a controlling interest in OJI's capital stock to one or more buyers acting in concert, the sale of all or substantially all of our assets, or any corporate merger or consolidation resulting in one or more parties, who did not previously hold a controlling interest in OJI's capital stock, owning a controlling interest in OJI's capital stock; and (D) the executive shall be eligible to participate in bonuses awarded to senior management to the extent that such bonuses are awarded or authorized by the Board of Directors of OJI from time to time.

     (b) Pro Forma Financial Information.

PRO FORMA COMBINED CONDENSED
----------------------------
Pro Forma Combined Condensed Financial Statements
     Condensed Pro Forma Balance Sheets ...............................    13
     Condensed Pro Forma Income Statements ............................    15
Notes to Financial Statements .........................................    17





                        CONDENSED PRO FORMA BALANCE SHEET
                                December, 31 2000

                                                         Valesc Inc.  OJI Surgical,   Pro Forma    Pro Forma
                                                                          Inc.       Adjustment(1)  Combined
                                  Assets
Current Assets
     Cash                                                 $  24,667    $   1,680         --      $  26,347
     Accounts Receivable                                       --         20,682         --         20,682
     Prepaid Expenses and other current assets                 --          1,141         --          1,141
                                                          ---------    ---------    ---------    ---------
Total Current Assets                                         24,667       23,503         --         48,170
Property and equipment, net of accumulated depreciation       1,311       13,874         --         15,184
                                                          ---------    ---------    ---------    ---------
Total Assets                                              $  25,978    $  37,377         --      $  63,355
                                                          =========    =========    =========    =========

                 Liabilities and Shareholders' Equity (Deficit)
Current Liabilities
     Line of Credit Payable                               $    --      $   8,623         --      $   8,623
     Accrued Salary and Related Costs                          --          3,867         --          3,867
     Corporate Taxes Payable                                   --          1,352         --          1,352
     Accounts Payable and accrued expenses                  126,978       31,680         --        158,658
                                                          ---------    ---------    ---------    ---------
Total Liabilities                                           126,978       45,522         --        172,500

                         Shareholders' Equity (Deficit)
Preferred Stock
Common Stock                                                     19        1,000         (973)          46
Additional Paid-In Capital (Deficit)                         92,481         --       (192,527)    (100,046)
Retained Earnings (Accumulated Deficit)                    (193,500)      (9,145)     193,500       (9,145)
                                                          ---------    ---------    ---------    ---------
Total Shareholders' Equity (Deficit)                       (101,000)      (8,145)        --       (109,145)
                                                          ---------    ---------    ---------    ---------

Total Liabilities and Shareholders' Equity (Deficit)      $  25,978    $  37,377         --      $  63,355
                                                          =========    =========    =========    =========


(1) To close the Valesc retained earnings (accumulated deficit) as OJI Surgical is considered the "accounting acquirer" and to properly display the par value of shares of Valesc issued to SMT Enterprises in the purchase transaction.



 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.




                        CONDENSED PRO FORMA BALANCE SHEET
                         September, 30 2001 (unaudited)

                                                           Valesc Inc.   OJI Surgical,    Pro Forma      Pro Forma
                                                                             Inc.        Adjustment(1)    Combined
                                  Assets
Current Assets
     Cash                                                   $    41,385    $    15,050          --      $    56,435
     Accounts Receivable                                           --           13,904          --           13,904
                                                            -----------    -----------   -----------    -----------
Total Current Assets                                             41,385         28,954          --           70,339
Property and equipment, net of accumulated depreciation             775         11,641          --           12,416
Deferred Financing Costs, net of accumulated amortization        35,566           --            --           35,566
                                                            ===========    ===========   ===========    ===========
Total Assets                                                $    77,726    $    40,595          --      $   118,321
                                                            ===========    ===========   ===========    ===========

                 Liabilities and Shareholders' Equity (Deficit)
Current Liabilities
     Accrued Salary and Related Costs                         $  77,019    $    10,956          --        $  87,975
     Corporate Taxes Payable                                       --            6,732          --            6,732
     Accounts Payable                                           251,484         11,234          --          262,718
     Accrued Expenses                                           229,161           --            --          229,161
                                                            -----------    -----------   -----------    -----------
Current Liabilities                                             557,664         28,922          --          586,586

Notes Payable                                                    72,727          --             --           72,727
                                                            -----------    -----------   -----------    -----------
Total Liabilities                                               630,391         28,922          --          659,313

                         Shareholders' Equity (Deficit)
Common Stock                                                         47          1,000          (973)            74
Additional Paid-In Capital                                      501,520           --      (1,053,259)      (551,739)
Retained Earnings (Accumulated Deficit)                      (1,054,232)        10,673    (1,054,232)        10,673
                                                            -----------    -----------   -----------    -----------
Total Shareholders' Equity (Deficit)                           (552,665)        11,673          --         (540,992)
                                                            -----------    -----------   -----------    -----------

Total Liabilities and Shareholders' Equity                  $    77,726    $    40,595          --      $   118,687
                                                            ===========    ===========   ===========    ===========


(1) To close the Valesc retained earnings (accumulated deficit) as OJI Surgical is considered the "accounting acquirer" and to properly display the par value of shares of Valesc issued to SMT Enterprises in the purchase transaction.


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.




                      CONDENSED PRO FORMA INCOME STATEMENT
                      For the Period Ending December 31, 2000

                                                 Valesc Inc.   OJI Surgical,    Pro Forma      Pro Forma
                                                                   Inc.        Adjustment      Combined



Revenues                                         $      --      $   480,690            --      $   480,690
Cost of revenues                                        --           99,315            --           99,315
                                                 -----------    -----------    ------------    -----------

Gross Profit                                     $      --      $   381,375            --      $   381,375

Operating Expenses
     Selling, General & Administrative Expenses      193,500        388,808            --          582,308
                                                 -----------    -----------    ------------    -----------

Income (Loss) from Operations                       (193,500)        (7,433)           --         (200,933)

Income Tax Expense                                      --            1,352            --            1,352
                                                 -----------    -----------    ------------    -----------
Net Income (Loss)                                $  (193,500)   $    (8,785)           --      $  (202,285)
                                                 ===========    ===========    ============    ===========
Net Income (Loss) per Share                      $     (0.02)                          --      $     (0.02)
                                                 ===========                                   ===========
Weighted Average Shares Outstanding                8,690,008                           --        8,916,008







THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.




                      CONDENSED PRO FORMA INCOME STATEMENT
                  For the nine-months ended September 30, 2001

                                                  Valesc Inc.   OJI Surgical,    Pro Forma      Pro Forma
                                                                   Inc.          Adjustment     Combined




Revenues                                         $      --      $   202,665            --      $   202,665
Cost of revenues                                        --           11,939            --           11,939
                                                 -----------    -----------   -------------    -----------

Gross Profit                                     $      --      $   190,726            --      $   190,726

Operating Expenses
     Merger Expense                                   75,000           --              --           75,000
     Equity based compensation expense               140,830           --              --          140,830
     Selling, General & Administrative Expenses      612,174        165,528            --          777,702
                                                 -----------    -----------   -------------    -----------
Total Expenses                                       828,004        165,528            --          993,532
                                                 -----------    -----------   -------------    -----------

Income (Loss) from Operations                       (828,004)        25,198            --         (802,806)

Interest expense                                      32,728           --              --           32,728

Income Tax Expense                                      --            5,380            --            5,380
                                                 -----------    -----------   -------------    -----------
Net Income (Loss)                                $  (860,732)   $    19,818            --      $  (840,914)
                                                 ===========    ===========   =============    ===========
Net Income (Loss) per Share                      $     (0.09)                          --      $     (0.09)

Weighted Average Shares Outstanding                9,090,599                           --        9,356,599







THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS



Note A - Description of Business

1. Description of Business Entities

Valesc Inc., a New Jersey corporation (Valesc NJ) was incorporated on October 24, 2000 and at the date of inception was owned 100% by Atlas Holdings Inc. On March 21, 2001, Valesc NJ executed a 2:1 stock split. Atlas Holdings is owned 50% by Jeremy Kraus, Valesc's Chairman and CEO, 25% by Samuel Cohen, the Company's President and Director and 12.5% by Garrett Miller, the Company's Vice President and Director.

Founded as an Oregon corporation in 1991, OJI Surgical, Inc. ("OJI") is a manufacturer's representative for medical devices and health care products, primarily in the orthopedic field. The company serves customers in the Pacific Northwest of the US from its Portland, Oregon base.

In 1999, OJI was purchased from its Harry Kraus, its current President, founder and then sole shareholder by SMT Enterprises, Inc. (SMT) a Delaware company. SMT received 100% of the outstanding stock of the Company in exchange for 32% of its outstanding stock. Edward Kraus, the brother of Harry Kraus is the President of SMT and Robert Kraus, Harry Kraus's brother and Jeremy Kraus, Harry Kraus's nephew are also members of the board of SMT.

Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by OJI for the net monetary assets of SMT, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition comparative historical financial statements of the "legal acquirer" (SMT) are those of the "accounting acquirer" (OJI).

Cost associated with merger were expensed as incurred.


2. Description of Purchase of OJI Surgical by Valesc Inc.

On December 17, 2001 SMT sold OJI to Valesc Inc., a Delaware corporation. Valesc Inc. received 100% of the outstanding stock of the Company in exchange for 266,000 shares of its common stock. The Chief Executive of Valesc Inc. is Jeremy Kraus, a board member of SMT as well as the son of SMT's President and the nephew of OJI's President. In addition, Samuel Cohen is a member of the board of both SMT and Valesc, and serves as the President of Valesc. Several members of the Kraus family are investors in Valesc.

Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by OJI for the net monetary assets of Valesc, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition comparative historical financial statements of the "legal acquirer" (Valesc) are those of the "accounting acquirer" (OJI). Earnings
(loss) per share ("EPS") are calculated to reflect the Company's change in capital structure for all periods presented.

3. Description of Merger of Valesc Inc. and NetCentral

On March 22, 2001, Valesc NJ was acquired by NetCentral (the "Merger") for 8,964,008 shares of Common Stock, which we exchanged on a 1-for-1 basis with Valesc NJ stock. Simultaneously therewith, the Directors of NetCentral resigned, and the Company was renamed "Valesc Inc." (the "Company"). After the Merger, Atlas Holdings Inc. owned 8,458,008 or 86.49% of the outstanding common stock of the Company.

Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by Valesc NJ for the net monetary assets of NetCentral, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post-reverse-acquisition comparative historical financial statements of the "legal acquirer" (NetCentral) are those of the "accounting acquirer" (Valesc
NJ). Earnings (loss) per share ("EPS") are calculated to reflect the Company's change in capital structure for all periods presented.

Costs associated with the merger amounting to a $75,000 fee paid to the founder of NetCentral, were expensed as incurred.

4. Description of Business Plan

During the next twelve months, we intend to devote our time and resources to the growth of our medical device sales business. We currently sell a variety of medical products, including replacement joints and surgical implements and tools, for use in the orthopedic care and surgical area. We intend to expand our sales of these products in three ways: (i) increased penetration in market areas already covered, (ii) the addition of sales personnel to expand our geographic coverage and (iii) the addition of new product lines.

In order for our expansion to be successful, we will need to greatly expand our administrative capabilities and our sales force. We intend to invest approximately $100,000 in the purchase, customization and installation of accounting and back-office software to enable us to manage a larger number of transactions, customers and suppliers without substantially increasing our administrative staff. We also expect to incur significant expenses for hiring additional sales people. In addition to normal hiring costs, manufacturers' representatives generally "sponsor" new sales people for a period of up to one year during which the company subsidizes the employee's wages until they have built a sufficient customer base to support themselves solely on a commission basis. We cannot predict these additional costs at this time, but they may represent a substantial amount relative to our current costs.

We will need significant new financing in order to fund these expansion plans. Although we expect additional costs to be offset by increased revenues, we cannot be certain whether increases in revenues will occur and whether any such increases will offset costs.


Note B - Basis of Presentation

The following Pro Forma Condensed Balance Sheet and income statement have been prepared based upon the historical audited financial statements of Valesc Inc. and OJI Surgical, Inc. as of December 31, 2000 and for the period ended December 31, 2000 respectively and gives effect to the merger of two companies, showing OJI as the "accounting acquirer."

The following Pro Forma Condensed financial information are not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of June 2, 2000 nor to they purport to indicate the results of Valesc's future operations. Furthermore, the pro forma results do not give effects to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the companies.

Note C - Liquidity and Going Concern

The accompanying financial statements of Valesc have been prepared assuming Valesc will continue as a going concern. No adjustment has been made for this uncertainty. Valesc has invested a significant amount of its effort and cash in the development of its business plan. As of December 31, 2000 Valesc has an accumulated deficit of approximately ($193,000). For the period ended December 31, 2000, Valesc has net losses of approximately ($193,000), and generated negative cash flows from operations of ($66,000). This trend is expected to continue for the remainder of 2001. Valesc will be required to seek external financing to continue developing its business plan and to consummate planned acquisitions.

Management's plans with respect to liquidity issues include the following:

     o Valesc has obtained an equity line of credit which provides a financing vehicle for the Company
     o Valesc is in the process of completing the registration of its common stock, which would allow it to commence drawing on the equity line of credit
     o    Expand OJI
     o Raise additional funding though the sale of debt and equity instruments to fund activities
     o From January through September 2001, Valesc received proceeds from the issuance of debt and common stock of $250,000

To date Valesc has supported its activities through debt and equity investments. Management plans to continue to seek the funding required to finance operations as Valesc commences its business plan of locating suitable acquisition targets and consummating transactions to acquire such companies. Failure to find additional financing, create a public market for its stock, and consummate acquisition agreements could negatively impact Valesc's ability to continue as a going concern.

Note D - Accounting Policies

Earnings (Loss) Per Share

Pro Forma earnings (loss) per share gives effect to the 266,000 shares of Valesc stock issued in the merger transaction, as if the shares were issued at the beginning of all periods presented.

Basic loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the loss for the period by the weighted number of common shares adjusted for the dilutive effect of any potential common shares issuable during the period. The amount of options or warrants not considered in the loss per share calculation because their effect was antidilutive was 0 and 1,327,000 for the periods ended December 31, 2000 and September 30, 2001, respectively. Earnings (loss) per share are calculated to present the change in capital structure for all periods presented.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     VALESC INC.


                                                   /s/ Samuel Cohen
                                                   ----------------------------
                                                    By:  Samuel Cohen
                                                    Title:  President

                                                    Dated: January 10, 2002